CONSENT TO BE INCLUDED IN THE PROSPECTUS
                                       OF
                             BIO-AQUA SYSTEMS, INC.

         The undersigned possible nominee for director of Bio-Aqua Systems, Inc. (the "Company") hereby consents to the following:

         Pursuant to Rule 438 of the Securities Act of 1933, the undersigned consents to the inclusion of his name and references to him in the Registration Statement on Form SB-2 filed by the Company, with regard to possibly becoming a director of the Company after the effective date of the Company's initial public offering.

         Dated: December 22, 1999.

                                                      /s/ Robert A. Shuey, III
                                                      --------------------------
                                                      Robert A. Shuey, III